UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2008
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	20-3126427 (I.R.S. Employer Identification Number)

633 Seventeenth Street, Suite 1800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 3, 2008, Infinity Energy Resources, Inc. (the “Company”) received written notification from the NASDAQ Stock Market (“NASDAQ”) indicating that based on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the Company’s stockholders’ equity was $7,725,000, and therefore, the Company was not in compliance with NASDAQ Marketplace Rule 4450(a)(3), which requires a $10,000,000 minimum stockholders’ equity standard. In accordance with such notice, NASDAQ is reviewing the Company’s eligibility for continued listing on the NASDAQ Global Market. The Company has been requested to provide to NASDAQ, on or before April 18, 2008, its specific plan to achieve and sustain compliance with all NASDAQ Global Market listing requirements and the Company’s time frame to complete its plan. If after completion of the review process, NASDAQ determines that such plan is not sufficient, it will provide written notification that the Company’s securities will be delisted.
     The Company’s press release, dated April 8, 2008, with respect to this matter, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Infinity Energy Resources, Inc., dated April 8, 2008, announcing receipt of NASDAQ deficiency notice.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: April 8, 2008

Infinity Energy Resources, Inc.
By:	/s/ Daniel F. Hutchins
Daniel F. Hutchins
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Infinity Energy Resources, Inc., dated April 8, 2008, announcing receipt of NASDAQ deficiency notice.

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